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                                             EXHIBIT (24)

                        POWER OF ATTORNEY
                        -----------------

   Each of the undersigned directors of The Narragansett Electric
  Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Robert K. Wulff, and Geraldine
  M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1997, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.

  Dated this 18th day of March, 1998.

                                     s/Michael F. Ryan
  _________________________          _________________________
  Richard W. Frost                   Michael F. Ryan


  s/Cheryl A. LaFleur                s/Richard P. Sergel
  _________________________          _________________________
  Cheryl A. LaFleur                  Richard P. Sergel


  s/Robert L. McCabe                 s/Ronald L. Thomas
  _________________________          _________________________
  Robert L. McCabe                   Ronald L. Thomas


  s/Lawrence J. Reilly
  _________________________
  Lawrence J. Reilly